Exhibit 99.1

PetMeds® Announces Its Third Fiscal Quarter Financial Results and Its Quarterly

Dividend of $0.30 Per Share

Delray Beach, Florida, January 24, 2022, PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2021. Net sales for the quarter ended December 31, 2021, were $60.7 million, compared to $65.9 million for the quarter ended December 31, 2020, a decrease of 7.9%. Net sales for the nine months ended December 31, 2021, were $207.4 million, compared to $237.5 million for the nine months ended December 31, 2020, a decrease of 12.7%. Net income was $4.3 million, or $0.21 diluted per share, for the quarter ended December 31, 2021, compared to net income of $7.6 million, or $0.38 diluted per share, for the quarter ended December 31, 2020, a 44% decrease to net income. Net income was $15.0 million, or $0.74 diluted per share, for the nine months ended December 31, 2021, compared to net income of $23.8 million, or $1.18 diluted per share, for the nine months ended December 31, 2020, a 37% decrease to net income. Adjusted EBITDA (1) was $7.6 million, or $0.37 diluted per share, for the quarter ended December 31, 2021, compared to adjusted EBITDA of $11.0 million, or $0.55 diluted per share, for the quarter ended December 31, 2020, a 31% decrease to adjusted EBITDA. Adjusted EBITDA was $24.5 million, or $1.20 diluted per share, for the nine months ended December 31, 2021, compared to adjusted EBITDA of $34.2 million, or $1.70 diluted per share, for the nine months ended December 31, 2020, a 28% decrease to adjusted EBITDA. Our average order size increased from $88 to $89 for the quarters ended December 31, 2020 and 2021, respectively.

“We are executing rapidly against our business transformation of PetMeds across people, process, and product,” said Matt Hulett, CEO and President. “The future of PetMeds is much broader than just a prescription eCommerce company and we expect to show progress in the coming quarters as we develop into a broader expert health and wellness offering.”

The Board of Directors declared a quarterly dividend of $0.30 per share on the Company’s common stock. The dividend will be payable on February 18, 2022, to shareholders of record at the close of business on February 7, 2022. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This afternoon at 4:30 P.M. Eastern Time, the Company will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (877) 407-0789 (toll free) or (201) 689-8562. We will also provide a link at https://www.1800petmeds.com/investor.html for those who wish to stream the call via webcast. For those unable to participate in the live event, the call will be available for replay from 7:30 P.M. Eastern Time on January 24, 2022, until February 7, 2022, at 11:59 P.M Eastern Time. To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13726200.

Founded in 1996, PetMed Express is America’s Most Trusted Pet Pharmacy®, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2021. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444, investor@petmeds.com.

For media relations contact Butin PR, Mary Eva Tredway, maryeva@Butinpr.com.

(1)

Adjusted EBITDA and adjusted EBITDA per share are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

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Exhibit 99.1 Page 1 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for per share data)

	December 31,	March 31,
	2021	2021
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$108,911	$118,718
Accounts receivable, less allowance for doubtful accounts of $19 and $39, respectively	1,267	2,587
Inventories - finished goods	27,640	34,420
Prepaid expenses and other current assets	3,216	4,503
Prepaid income taxes	1,870	959
Total current assets	142,904	161,187

Noncurrent assets:
Property and equipment, net	24,665	25,450
Intangible assets	860	860
Total noncurrent assets	25,525	26,310

Total assets	$168,429	$187,497

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$21,935	$39,548
Accrued expenses and other current liabilities	4,330	5,387
Total current liabilities	26,265	44,935

Deferred tax liabilities	1,262	1,281

Total liabilities	27,527	46,216

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,957 and 20,269 shares issued and outstanding, respectively	21	20
Additional paid-in capital	10,151	7,111
Retained earnings	130,721	134,141

Total shareholders' equity	140,902	141,281

Total liabilities and shareholders' equity	$168,429	$187,497

Exhibit 99.1 Page 2 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

 (In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Sales	$60,717	$65,896	$207,415	$237,536
Cost of sales	42,992	46,273	148,736	168,110

Gross profit	17,725	19,623	58,679	69,426

Operating expenses:
General and administrative	7,541	6,487	22,540	21,050
Advertising	4,327	3,221	15,435	17,385
Depreciation	710	622	2,051	1,791
Total operating expenses	12,578	10,330	40,026	40,226

Income from operations	5,147	9,293	18,653	29,200

Other income:
Interest income, net	84	73	243	229
Other, net	287	345	741	938
Total other income	371	418	984	1,167

Income before provision for income taxes	5,518	9,711	19,637	30,367

Provision for income taxes	1,261	2,100	4,603	6,576

Net income	$4,257	$7,611	$15,034	$23,791

Net income per common share:
Basic	$0.21	$0.38	$0.75	$1.19
Diluted	$0.21	$0.38	$0.74	$1.18

Weighted average number of common shares outstanding:
Basic	20,208	20,094	20,165	20,047
Diluted	20,329	20,104	20,365	20,100

Cash dividends declared per common share	$0.30	$0.28	$0.90	$0.84

Exhibit 99.1 Page 3 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands) (Unaudited)

	Nine Months Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net income	$15,034	$23,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,051	1,791
Share based compensation	3,040	2,294
Deferred income taxes	(19)	353
Bad debt expense	104	84
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	1,216	1,928
Inventories - finished goods	6,780	(10,281)
Prepaid income taxes	(911)	-
Prepaid expenses and other current assets	1,287	(983)
Accounts payable	(17,613)	2,211
Accrued expenses and other current liabilities	(1,188)	286
Income taxes payable	-	152
Net cash provided by operating activities	9,781	21,626

Cash flows from investing activities:
Purchases of property and equipment	(1,266)	(1,848)
Net cash used in investing activities	(1,266)	(1,848)

Cash flows from financing activities:
Dividends paid	(18,322)	(17,039)
Net cash used in financing activities	(18,322)	(17,039)

Net (decrease) increase in cash and cash equivalents	(9,807)	2,739
Cash and cash equivalents, at beginning of period	118,718	103,762

Cash and cash equivalents, at end of period	$108,911	$106,501

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$5,580	$6,356

Dividends payable in accrued expenses	$329	$174

Exhibit 99.1 Page 4 of 6

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed here and elsewhere in this earnings release adjusted EBITDA and adjusted EBITDA per share, non-GAAP financial measures that we calculate as net income excluding; share-based compensation expense; depreciation and amortization; income tax provision; and interest income (expense). We have provided reconciliations below of adjusted EBITDA to net income and adjusted EBITDA per share to diluted earnings per share, the most directly comparable GAAP financial measures.

We have included adjusted EBITDA and adjusted EBITDA per share in this earnings release because they are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA per share provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as, share-based compensation expense and depreciation and amortization from our adjusted EBITDA and adjusted EBITDA per share because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense) which are not components of our core business operations. Adjusted EBITDA and adjusted EBITDA per share has limitations as financial measures, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA and adjusted EBITDA per share does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

●

Adjusted EBITDA and adjusted EBITDA per share does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;

●	Adjusted EBITDA and adjusted EBITDA per share does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital; and
●	Other companies, including companies in our industry, may calculate adjusted EBITDA and adjusted EBITDA per share differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA per share alongside other financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results. The following table presents a reconciliation of net income to adjusted EBITDA and adjusted EBITDA per share for each of the periods indicated:

Reconciliation of Non-GAAP Measures

PetMed Express, Inc.

(Unaudited)

	Three Months Ended				Nine Months Ended
($ in thousands, except percentages)	December 31, 2021	December 31, 2020	$ Change	% Change	December 31, 2021	December 31, 2020	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net income	$4,257	$7,611	$(3,354)	-44%	$15,034	$23,791	$(8,757)	-37%

Add (subtract):
Share-based compensation	$1,440	$782	$658	84%	$3,040	$2,294	$746	33%
Income Taxes	$1,261	$2,100	$(839)	-40%	$4,603	$6,576	$(1,973)	-30%
Depreciation	$710	$622	$88	14%	$2,051	$1,791	$260	15%
Interest Income/Expense	$(84)	$(73)	$(11)	15%	$(243)	$(229)	$(14)	6%

Adjusted EBITDA	$7,584	$11,042	$(3,458)	-31%	$24,485	$34,223	$(9,738)	-28%

Exhibit 99.1 Page 5 of 6

	Three Months Ended				Nine Months Ended
($ in thousands, except percentages and per share amounts)	December 31, 2021	December 31, 2020	$ Change	% Change	December 31, 2021	December 31, 2020	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income Per Share to Adjusted EBITDA per share:

Net income per share, diluted	$0.21	$0.38	$(0.17)	-45%	$0.74	$1.18	$(0.45)	-38%

Add (subtract):
Share-based compensation	$0.07	$0.04	$0.03	82%	$0.15	$0.11	$0.04	31%
Income Taxes	$0.06	$0.10	$(0.04)	-41%	$0.22	$0.33	$(0.10)	-31%
Depreciation	$0.03	$0.03	$0.00	13%	$0.10	$0.09	$0.01	13%
Interest Income/Expense	$(0.00)	$(0.00)	$(0.00)	14%	$(0.01)	$(0.01)	$0.00	5%

Adjusted EBITDA Per Share	$0.37	$0.55	$(0.18)	-32%	$1.20	$1.70	$(0.50)	-29%

Exhibit 99.1 Page 6 of 6